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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The foregoing consent is in the form that will be signed upon completion of the share split described in Note 11C to the financial statements:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Somekh Chaikin KPMG Somekh Chaikin Member Firm of KPMG International Tel Aviv, Israel October 23, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM